Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2016 RESULTS; AND PROVIDES FISCAL YEAR 2017 GUIDANCE
RUTLAND, VERMONT (March 1, 2017) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three and twelve month periods ended December 31, 2016. The Company also provides guidance for its next fiscal year ending December 31, 2017.
Highlights for the Three and Twelve Months Ended December 31, 2016:

•	2016 results exceeded guidance for Revenues, Adjusted EBITDA* and Normalized Free Cash Flow*.

•
Revenues were $143.8 million for the quarter, up $3.8 million, or 2.7%, from the same period in 2015. Revenues were $565.0 million for the fiscal year, up $18.5 million, or 3.4%, from fiscal year 2015.

•
Net loss was $(12.0) million for the quarter, down $(5.0) million, or 70.6%, from the same period in 2015. Net loss was $(6.9) million for the fiscal year, up $4.9 million, or 41.8%, from fiscal year 2015.

•
Adjusted net income attributable to common stockholders* was $1.9 million for the quarter, up $3.6 million from the same period in 2015. Adjusted net income attributable to common stockholders was $7.8 million for the fiscal year, up $19.0 million from fiscal year 2015.

•
Adjusted EBITDA was $29.4 million for the quarter, up $1.6 million, or 5.9%, from the same period in 2015. Adjusted EBITDA was $120.6 million for the fiscal year, up $14.5 million, or 13.7%, from fiscal year 2015.

•
Adjusted Operating Income* was $10.9 million for the quarter, up $2.7 million, or 33.7%, from the same period in 2015. Adjusted Operating Income was $45.8 million for the fiscal year, up $15.4 million, or 50.3%, from fiscal year 2015.

•	Net cash provided by operating activities was $80.4 million in the fiscal year, up $9.9 million, or 14.1%, from fiscal year 2015.

•	Normalized Free Cash Flow was $27.1 million for the fiscal year, up $8.5 million, or 45.6%, from fiscal year 2015.
"We had another strong quarter as we continued to execute well against our key management strategies of increasing landfill returns, improving collection profitability, creating incremental value through resource solutions, and reducing leverage through strict capital discipline and debt repayment,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “The progress we have made on our strategies clearly drove positive financial results in fiscal year 2016, with Adjusted Operating Income up 50.3%, Adjusted Operating Income margins up 250 basis points, Normalized Free Cash Flow up 45.6%, and total shareholder returns of 107.5% during 2016.”
“From an operating standpoint, our disciplined solid waste pricing programs continued to outpace internal inflation with overall solid waste pricing up 2.6% in the quarter, driven by strong residential and commercial pricing, which was up 3.6%, and landfill pricing up 2.7%,” Casella said. “Further, our efforts to reduce operating costs and drive efficiencies continued to gain traction in the fourth quarter, with our cost of operations as a percentage of revenues down 100 bps year-over-year.”
“As previously announced, on October 17, 2016, we refinanced our ABL revolver due 2020 and our 7.75% senior subordinated notes due 2019, with a new $160 million revolving credit facility and a $350 million term loan B,” Casella said. “We believe that this transaction positions us well to continue to execute against our strategic plan by reducing our cash interest costs by approximately $11.0 million per year, improving our financial flexibility, and moving out debt maturities.”
“We have worked hard over the last two years to reshape our recycling sales model in the face of historically low recycling commodity markets with a goal of making a return on our invested capital in all commodity market cycles,” Casella said. “We have made great strides in accomplishing this goal through a combination of our Sustainability/Recycling Adjustment fee applied to hauling customers, floating rebates or tipping fees applied to recycling processing customers, and efforts to reduce operating costs at our materials processing facilities.”

For the fourth quarter, revenues were $143.8 million, up $3.8 million, or 2.7%, from the same period in 2015, with revenue growth mainly driven by robust collection, disposal and recycling commodity pricing, the roll-over impact from the acquisition of three transfer stations in the second quarter, and higher volumes in the Company's organics and customer solutions lines-of-business, partially offset by lower solid waste volumes, primarily associated with lower margin transportation volumes.
Net loss attributable to common stockholders was $(12.0) million, or $(0.29) per diluted common share for the quarter, compared to net loss attributable to common stockholders of $(7.0) million, or $(0.17) per diluted common share for the same period in 2015. Adjusted net income attributable to common stockholders was $1.9 million, or $0.05 per diluted common share for the quarter, compared to adjusted net loss attributable to common stockholders of $(1.6) million, or $(0.04) per diluted common share for the same period in 2015.
Operating income was $10.0 million for the quarter, up $5.3 million from the same period in 2015, whereas Adjusted Operating Income was $10.9 million for the quarter, up $2.7 million from the same period in 2015. Adjusted EBITDA was $29.4 million for the quarter, up $1.6 million, or 5.9%, from the same period in 2015, with growth mainly driven by improved performance in the Company's collection, recycling, organics, and customer solutions lines-of-business.
The fourth quarter of 2016 included a $0.9 million environmental remediation charge and a $13.0 million loss on debt extinguishment related to the early redemption, repurchase and retirement of the Company's remaining 7.75% senior subordinated notes due 2019 ("2019 Notes") and the repayment of the Company's senior secured asset-based revolving credit and letter of credit facility due February 2020 ("ABL Facility"), while the same quarter in 2015 included $1.1 million of proxy contest costs, $0.3 million of severance and reorganization costs, a $1.9 million contract settlement charge, a $0.1 million non-cash charge related to divestiture transactions, a $1.8 million non-cash charge related to the impairment of investments, and a $0.1 million loss on debt extinguishment related to the repurchase and permanent retirement of $5.0 million of 2019 Notes.
Net cash provided by operating activities was $24.4 million in the quarter, down $(5.6) million from the same period in 2015. Normalized Free Cash Flow was $12.2 million in the quarter, as compared to $8.7 million for the same period in 2015. The fourth quarter of 2016 included a $6.8 million adjustment for the interest payment associated with the redemption of the 2019 Notes, while the same period in 2015 included a $0.1 million adjustment for cash outlays associated with capping at the Company's Worcester landfill.
For the fiscal year, revenues were $565.0 million, up $18.5 million, or 3.4%, from fiscal year 2015, reflecting the impact of robust collection, disposal and recycling commodity pricing, the roll-over impact from the acquisition of three transfer stations in the second quarter, and higher volumes in the Company's collection, organics and customer solutions lines-of-business, partially offset by lower solid waste volumes and lower energy pricing.
Net loss attributable to common stockholders was $(6.8) million, or $(0.17) per diluted common share for the fiscal year, compared to net loss attributable to common stockholders of $(13.0) million, or $(0.32) per diluted common share for fiscal year 2015. Adjusted net income attributable to common stockholders was $7.8 million, or $0.19 per diluted common share for the fiscal year, compared to adjusted net loss attributable to common stockholders of $(11.2) million, or $(0.28) per diluted common share for fiscal year 2015.
Operating income was $44.9 million for the fiscal year, up $13.1 million from fiscal year 2015, whereas Adjusted Operating Income was $45.8 million for the fiscal year, up $15.4 million from fiscal year 2015. Adjusted EBITDA was $120.6 million for the fiscal year, up $14.5 million, or 13.7%, from fiscal year 2015.
Net cash provided by operating activities was $80.4 million in the fiscal year, up $9.9 million from fiscal year 2015. Normalized Free Cash Flow was $27.1 million in the fiscal year, as compared to $18.6 million for fiscal year 2015.
2017 Outlook
“Our fiscal year 2017 budget reflects continued execution of our key strategies with the goal of driving additional shareholder value," Casella said. The Company provided guidance for its next fiscal year ending December 31, 2017 by estimating results in the following ranges:

•	Revenues between $577 million and $587 million (as compared to $565.0 million in fiscal year 2016);

•	Adjusted EBITDA between $124 million and $128 million (as compared to $120.6 million in fiscal year 2016); and

•	Normalized Free Cash Flow between $32 million and $36 million (as compared to $27.1 million in fiscal year 2016).

“Given the timing delays and challenges at the Southbridge landfill, we ramped down amortizable volumes at the site to approximately 325,000 tons in fiscal year 2016,” Casella said. “In fiscal year 2017, we plan to further reduce amortizable volumes to the site by 50,000 to 100,000 tons. We expect this further volume reduction to negatively impact revenues by approximately $3.0 million to $5.0 million and negatively impact Adjusted EBITDA by $2.0 million to $4.0 million as compared to fiscal year 2016, with both reductions already contemplated in our guidance ranges for fiscal year 2017. While we continue to pursue future expansion capacity at the Southbridge landfill, we currently do not have visibility on whether we will be able to develop this expansion capacity at an adequate risk adjusted return, and it is possible that at some point in the future we could conclude that closing the site is in the company’s best economic interest. However, even if we are unsuccessful from a permitting standpoint at the Southbridge landfill, we remain confident that we can achieve our fiscal year 2018 financial targets that we first announced in August 2015.”
The Company provided the following assumptions that are built into its outlook:

•	No material changes in the regional economy from the last 12 months.

•
In the solid waste business, revenue growth of between 1.0% and 3.3%, with price growth from 2.5% to 3.5% and lower volumes associated with the planned ramp down of volumes at the Southbridge landfill.

•	In the recycling business, overall revenue growth of between 10.0% and 15.0%, driven by higher commodity prices, partially offset by lower processing fees and lower volumes.

•	In the Other segment, overall revenue growth of between 2.0% and 3.0%, with growth in the industrial segment for Customer Solutions group offsetting lower volumes in the Organics group.

•	No new acquisitions are included.

•	Capital expenditures of between $55 million and $59 million, and payments on operating leases of roughly $7 million.
The Company does not provide reconciling information of non-GAAP financial measures on a forward-looking basis because such information is not available without an unreasonable effort. The Company believes that such information is not significant to an understanding of its non-GAAP financial measures for forward-looking periods because its methodology for calculating such non-GAAP financial measures is based on sensitivity analysis compared to budget at the business unit level rather than on differences from Generally Accepted Accounting Principles in the United States (“GAAP”) financial measures.
Conference call to discuss quarter and fiscal year results
The Company will host a conference call to discuss these results on Thursday, March 2, 2017 at 10:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.
A replay of the call will be available on the Company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID56086480) until 12:00 p.m. ET on March 9, 2017.
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the Company’s website at http://www.casella.com.
*Non-GAAP Financial Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP measure.

The Company also discloses net loss attributable to common stockholders, adjusted for gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, impacts from divestiture transactions, losses on debt modifications, as well as impairment of investments ("Adjusted Net Income (Loss) Attributable to Common Stockholders"), which is a non-GAAP measure.
The Company also discloses earnings before interest and taxes, adjusted for gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP measure.
The Company also discloses net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, plus (less) contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP measure.
The Company also discloses Free Cash Flow plus certain cash outflows associated with landfill closure, site improvement and remediation expenditures, plus certain cash outflows associated with new contract and project capital expenditures, (less) plus cash (inflows) outflows associated with certain business dissolutions, plus cash interest outflows associated with the timing of refinancing transactions (“Normalized Free Cash Flow”), which is a non-GAAP measure.
Adjusted EBITDA and Adjusted Operating Income are reconciled to net loss, while Adjusted Net Income (Loss) Attributable to Common Stockholders is reconciled to net loss attributable to common stockholders and Free Cash Flow and Normalized Free Cash Flow are reconciled to net cash provided by operating activities.
The Company presents Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss) Attributable to Common Stockholders, Free Cash Flow, and Normalized Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. Management uses these non-GAAP measures to further understand its “core operating performance.” The Company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss) Attributable to Common Stockholders, Free Cash Flow, and Normalized Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The Company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the Company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss) Attributable to Common Stockholders, Free Cash Flow, and Normalized Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss) Attributable to Common Stockholders, Free Cash Flow, or Normalized Free Cash Flow presented by other companies.
Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding financial results and guidance, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements. Such risks and uncertainties include or relate to, among other things: the outcome of its expansion efforts and related matters at the Southbridge landfill, including the uncertainty of the permitting process and groundwater contamination discovered near the landfill, which may delay or negatively impact its permitting activities at that landfill and result in increased costs and liabilities as well as potentially leading to a discontinuation of operations at the landfill; adverse weather conditions that have negatively impacted and may continue to negatively impact its revenues and its operating margin; current economic conditions that have adversely affected and may continue to adversely affect its revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company's need to service its indebtedness may limit its ability to invest in its business; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside its control; the Company may be required to incur capital expenditures in excess of its estimates; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; the Company may incur environmental charges or asset impairments in the future; and the Company's credit facility agreement requires it to meet a number of financial ratios and covenants. There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company's Form 10-K for the fiscal year ended December 31, 2015 and in our Form 10-Q for the quarterly period ended September 30, 2016.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2016	2015	2016	2015
	Unaudited
Revenues	$143,795	$140,024	$565,030	$546,500
Operating expenses:
Cost of operations	97,565	96,390	381,973	382,615
General and administration	19,908	20,568	75,356	72,892
Depreciation and amortization	15,425	16,330	61,856	62,704
Environmental remediation charge	900	—	900	—
Contract settlement charge	—	1,940	—	1,940
Divestiture transactions	—	94	—	(5,517)
	133,798	135,322	520,085	514,634
Operating income	9,997	4,702	44,945	31,866
Other expense (income):
Interest expense, net	9,204	9,994	38,652	40,090
Loss on debt extinguishment	13,011	133	13,747	999
Impairment of investments	—	1,781	—	2,099
Loss (gain) on derivative instruments	—	(12)	—	227
Other income	(394)	(414)	(1,090)	(1,119)
Other expense, net	21,821	11,482	51,309	42,296
Loss before income taxes	(11,824)	(6,780)	(6,364)	(10,430)
Provision for income taxes	150	240	494	1,351
Net loss	(11,974)	(7,020)	(6,858)	(11,781)
Less: Net income (loss) attributable to noncontrolling interests	—	(1)	(9)	1,188
Net loss attributable to common stockholders	$(11,974)	$(7,019)	$(6,849)	$(12,969)
Basic and diluted weighted average common shares outstanding	41,422	40,889	41,233	40,642
Basic and diluted earnings per share	$(0.29)	$(0.17)	$(0.17)	$(0.32)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS	December 31, 2016	December 31, 2015

CURRENT ASSETS:
Cash and cash equivalents	$2,544	$2,312
Accounts receivable - trade, net	61,196	60,167
Other current assets	14,848	14,189
Total current assets	78,588	76,668
Property, plant and equipment, net	398,466	402,252
Goodwill	119,899	118,976
Intangible assets, net	7,696	9,252
Restricted assets	1,002	2,251
Cost method investments	12,333	12,333
Other non-current assets	13,528	11,937
Total assets	$631,512	$633,669
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$4,686	$1,448
Accounts payable	44,997	44,921
Other accrued liabilities	32,743	38,977
Total current liabilities	82,426	85,346
Long-term debt and capital leases, less current maturities	503,961	505,985
Other long-term liabilities	69,675	63,935
Total stockholders' deficit	(24,550)	(21,597)
Total liabilities and stockholders' deficit	$631,512	$633,669

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Fiscal Year Ended December 31,
	2016	2015
Cash Flows from Operating Activities:
Net loss	$(6,858)	$(11,781)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	61,856	62,704
Depletion of landfill operating lease obligations	9,295	9,428
Interest accretion on landfill and environmental remediation liabilities	3,606	3,449
Amortization of debt issuance costs and discount on long-term debt	3,881	3,977
Stock-based compensation	3,393	3,079
Environmental remediation charge	900	—
Gain on sale of property and equipment	(574)	(131)
Divestiture transactions	—	(5,517)
Loss on debt extinguishment	13,747	999
Loss on derivative instruments	—	227
Impairment of investments	—	2,099
Excess tax benefit on the vesting of share based awards	—	(185)
Deferred income taxes	583	795
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(9,395)	1,364
Net cash provided by operating activities	80,434	70,507
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(2,839)	—
Acquisition related additions to property, plant and equipment	(38)	—
Additions to property, plant and equipment	(54,200)	(49,995)
Payments on landfill operating lease contracts	(7,249)	(5,385)
Proceeds from divestiture transactions	—	5,335
Proceeds from sale of property and equipment	1,362	715
Proceeds from property insurance settlement	—	546
Net cash used in investing activities	(62,964)	(48,784)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	604,850	355,229
Principal payments on long-term debt	(608,198)	(370,996)
Payments of debt issuance costs	(8,146)	(9,025)
Payments of debt extinguishment costs	(7,219)	(146)
Proceeds from the exercise of share based awards	128	161
Excess tax benefit on the vesting of share based awards	—	185
Change in restricted cash	1,347	4,471
Distribution to noncontrolling interest holder	—	(1,495)
Net cash used in financing activities	(17,238)	(21,616)
Net increase in cash and cash equivalents	232	107
Cash and cash equivalents, beginning of period	2,312	2,205
Cash and cash equivalents, end of period	$2,544	$2,312
Supplemental Disclosure of Cash Flow Information:
Cash interest	$42,712	$35,232
Cash income taxes, net of refunds	$274	$282
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Non-current assets acquired through long-term obligations	$2,299	$3,264

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(Unaudited)
(In thousands, except for per share data)

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net loss:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2016	2015	2016	2015
Net loss	$(11,974)	$(7,020)	$(6,858)	$(11,781)
Net loss margin for income taxes	(8.3)%	(5.0)%	(1.2)%	(2.2)%
Provision for income taxes	150	240	494	1,351
Other income	(394)	(414)	(1,090)	(1,119)
Loss (gain) on derivative instruments	—	(12)	—	227
Impairment of investments	—	1,781	—	2,099
Loss on debt extinguishment	13,011	133	13,747	999
Interest expense, net	9,204	9,994	38,652	40,090
Divestiture transactions	—	94	—	(5,517)
Contract settlement charge	—	1,940	—	1,940
Environmental remediation charge	900	—	900	—
Severance and reorganization costs	—	302	—	302
Proxy contest costs	—	1,111	—	1,902
Depreciation and amortization	15,425	16,330	61,856	62,704
Depletion of landfill operating lease obligations	2,165	2,409	9,295	9,428
Interest accretion on landfill and environmental remediation liabilities	918	877	3,606	3,449
Adjusted EBITDA	$29,405	$27,765	$120,602	$106,074
Adjusted EBITDA margin	20.4%	19.8%	21.3%	19.4%
Depreciation and amortization	(15,425)	(16,330)	(61,856)	(62,704)
Depletion of landfill operating lease obligations	(2,165)	(2,409)	(9,295)	(9,428)
Interest accretion on landfill and environmental remediation liabilities	(918)	(877)	(3,606)	(3,449)
Adjusted Operating Income	$10,897	$8,149	$45,845	$30,493
Adjusted Operating Income margin	7.6%	5.8%	8.1%	5.6%

Following is a reconciliation of Adjusted Net Income (Loss) Attributable to Common Stockholders to Net loss attributable to common stockholders:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2016	2015	2016	2015
Net loss attributable to common stockholders	$(11,974)	$(7,019)	$(6,849)	$(12,969)
Impairment of investments	—	1,781	—	2,099
Loss on debt extinguishment	13,011	133	13,747	999
Divestiture transactions	—	94	—	(5,517)
Contract settlement charge	—	1,940	—	1,940
Environmental remediation charge	900	—	900	—
Severance and reorganization costs	—	302	—	302
Proxy contest costs	—	1,111	—	1,902
Tax effect (i)	—	38	—	35
Adjusted Net Income (Loss) Attributable to Common Stockholders	$1,937	$(1,620)	$7,798	$(11,209)
Adjusted diluted weighted average common shares outstanding	42,553	40,889	42,134	40,642
Adjusted diluted earnings per common share	$0.05	$(0.04)	$0.19	$(0.28)

(i)	The aggregate tax effect of the adjustments, including the impact of deferred tax adjustments.
Following is a reconciliation of Free Cash Flow and Normalized Free Cash Flow to Net cash provided by operating activities:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$24,363	$29,977	$80,434	$70,507
Capital expenditures	(16,765)	(18,957)	(54,200)	(49,995)
Payments on landfill operating lease contracts	(2,438)	(2,429)	(7,249)	(5,385)
Proceeds from sale of property and equipment	293	79	1,362	715
Proceeds from divestiture transactions	—	—	—	5,335
Proceeds from property insurance settlement	—	—	—	546
Distribution to noncontrolling interest holder	—	—	—	(1,495)
Free Cash Flow*	$5,453	$8,670	$20,347	$20,228
Interest payment on redemption of senior subordinated notes (ii)	6,770	—	6,770	—
Landfill closure, site improvement and remediation expenditures (iii)	—	51	—	1,447
Net cash proceeds from CARES dissolution (iv)	—	—	—	(3,055)
Normalized Free Cash Flow	$12,223	$8,721	$27,117	$18,620

(ii)	Includes interest payment required upon redemption of the senior subordinated notes.

(iii)	Includes cash outlays associated with Worcester landfill capping.

(iv)	Includes cash proceeds and cash distribution associated with the dissolution of CARES.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)
Amounts of total revenues attributable to services provided for the three and twelve months ended December 31, 2016 and 2015 are as follows:

	Three Months Ended December 31,
	2016	% of Total Revenues	2015	% of Total Revenues
Collection	$62,524	43.5%	$60,751	43.4%
Disposal	39,161	27.2%	41,537	29.6%
Power generation	1,143	0.8%	1,491	1.1%
Processing	1,589	1.1%	1,409	1.0%
Solid waste operations	104,417	72.6%	105,188	75.1%
Organics	10,215	7.1%	9,515	6.8%
Customer solutions	14,117	9.8%	13,439	9.6%
Recycling	15,046	10.5%	11,882	8.5%
Total revenues	$143,795	100.0%	$140,024	100.0%

	Fiscal Year Ended December 31,
	2016	% of Total Revenues	2015	% of Total Revenues
Collection	$249,640	44.2%	$238,301	43.6%
Disposal	154,211	27.3%	156,536	28.6%
Power generation	5,921	1.0%	6,796	1.2%
Processing	6,282	1.1%	6,061	1.1%
Solid waste operations	416,054	73.6%	407,694	74.5%
Organics	41,587	7.4%	39,134	7.2%
Customer solutions	54,478	9.6%	53,334	9.8%
Recycling	52,911	9.4%	46,338	8.5%
Total revenues	$565,030	100.0%	$546,500	100.0%

Components of revenue growth for the three months ended December 31, 2016 compared to the three months ended December 31, 2015 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$1,968	3.2%	1.9%	1.4%
Disposal	816	2.0%	0.7%	0.6%
Processing	—	—%	—%	—%
Solid Waste Price	2,784		2.6%	2.0%
Collection	(90)		(0.1)%	(0.1)%
Disposal	(3,564)		(3.4)%	(2.5)%
Processing	(17)		—%	—%
Solid Waste Volume	(3,671)		(3.5)%	(2.6)%
Fuel surcharge	(12)		—%	(0.1)%
Commodity price & volume	(151)		(0.1)%	(0.1)%
Acquisitions, net divestitures	279		0.3%	0.2%
Closed landfill	—		—%	—%
Total Solid Waste	(771)		(0.7)%	(0.6)%
Organics	700			0.5%
Customer Solutions	678			0.5%
Recycling Operations:			% of Recycling Operations
Price	2,894		24.3%	2.1%
Volume	270		2.3%	0.2%
Total Recycling	3,164		26.6%	2.3%
Total Company	$3,771			2.7%
Solid Waste Internalization Rates by Region for the three and twelve months ended December 31, 2016 and 2015 are as follows:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2016	2015	2016	2015
Eastern region	56.4%	53.9%	53.8%	51.4%
Western region	73.6%	73.5%	74.4%	72.5%
Solid waste internalization	64.3%	62.9%	63.4%	61.4%

Components of capital expenditures for the three and twelve months ended December 31, 2016 and 2015 are as follows (v):

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2016	2015	2016	2015
Total Growth Capital Expenditures	$1,082	$3,857	$5,373	$7,244
Replacement Capital Expenditures:
Landfill development	8,019	6,876	29,666	18,828
Vehicles, machinery, equipment and containers	5,832	5,829	15,512	18,866
Facilities	1,449	1,711	2,581	2,873
Other	383	684	1,068	2,184
Total Replacement Capital Expenditures	15,683	15,100	48,827	42,751
Total Growth and Replacement Capital Expenditures	$16,765	$18,957	$54,200	$49,995

(v)
The Company's capital expenditures are broadly defined as pertaining to either growth, replacement or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures, which are not included in the table above, are defined as costs of equipment added directly as a result of new business growth related to an acquisition.